UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest reported event):  May 5, 2015

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POSTROCK ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

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Commission File No. 001-34635

Delaware	27-0981065
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)
210 Park Avenue Oklahoma City, Oklahoma (Address of Principal Executive Offices)	73102 (Zip Code)

Registrant’s Telephone Number, including Area Code:  (405) 600-7704

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07             Submission of Matters to a Vote of Security Holders.

The 2015 annual meeting of the stockholders of PostRock Energy Corporation (“PostRock”) was held on May 5, 2015.  Matters voted on at the annual meeting and the results thereof were as follows:

1.Election of directors. The following individuals were elected to PostRock’s board of directors until PostRock’s next annual meeting of stockholders or until their successors are duly elected and qualified:

Nominee	For	Withheld	Broker Non-Votes
Terry W. Carter	6,868,796	12,007	972,950
Williams H. Damon III	6,832,452	48,351	972,950
Thomas J. Edelman	6,745,114	135,689	972,950
Duke R. Ligon	6,832,929	47,874	972,950
Alexander P. Lynch	6,866,766	14,037	972,950
J. Philip McCormick	6,861,234	19,569	972,950

2.Amendment to Long-Term Incentive Plan.  Stockholders approved an amendment to the 2010 Long-Term Incentive Plan increasing the number of shares of common stock issuable thereunder by 1,000,000 shares and reapproving the performance-based goals under the Plan

Votes Cast
For	6,693,193
Against	187,483
Abstentions	436
Broker Non-Votes	972,950

3.	Amendment to Deferred Compensation Plan. Stockholders approved an amendment to the Deferred Compensation Plan increasing the number of shares of common stock issuable thereunder by 1,000,000 shares.

Votes Cast
For	6,693,193
Against	187,483
Abstentions	436
Broker Non-Votes	972,950

4.	Ratification of Auditors. Stockholders ratified the appointment of BDO USA, LLP as PostRock’s independent registered public accounting firm for 2015.

Votes Cast
For	7,832,396
Against	20,891
Abstentions	466
Broker Non-Votes	N/A

White Deer Energy L.P. and its affiliates voted all 2,309,751 one one-hundredths of a share of Series B Voting Preferred Stock entitled to vote at the meeting for all director nominees, for the amendment to the Long-Term Incentive Plan and re-approval of performance-based goals thereunder, for the amendment to the Deferred Compensation Plan and for the ratification of accountants, which are included in the tabulation of votes in 1, 2, 3 and 4 above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POSTROCK ENERGY CORPORATION
By:	: /s/ Stephen L. DeGiusti

Stephen L. DeGiusti
Executive Vice President, General Counsel and Secretary

Date:  May 8, 2015